Exhibit 99.1

Sterne Agee Conference

February 12, 2013
Miami, Florida

Welcome and Introduction

* Edward H. Schaefer
President and CEO

Forward Looking Statements

Cautionary Note Regarding Forward Looking Statements

This presentation includes forward-looking statements about the financial condition, results of operations and business of Citizens Community Bancorp, Inc. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words, "believe", "expect", “anticipate”, "intend", "plan", "estimate" or words of similar meaning, or future or conditional verbs such as, "would", "should", '"could", or "may," These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements in this presentation are inherently subject to many uncertainties in our operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for our products and services; our ability to maintain current deposit and loan levels at current interest rates; deteriorating credit quality, including changes in the interest-rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; and other matters described in the Company's SEC filings, including under the section "Risk Factors" in Item 1A of the Company's Form 10-K Report for the fiscal year ending September 30, 2012. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this presentation and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.

A Bank For the Future
Building On Our Strengths And Opportunities

*	Credit
*	Capital
*	Compliance
*	Creating Shareholder Value
*	Questions

CREDIT

Credit
Delinquency

	December 2012	December 2011	December 2010	December 2009
91 Plus	$3,246,358	$4,242,084	$7,219,179	$7,818,799
(without OREO and OCO)	0.77%	0.98%	1.60%	1.75%

OREO	$837,043	$723,666	$240,300	$561,550

OCO	$195,068	$307,813	$278,977	$19,619

91 Plus	$4,278,469	$5,273,563	$7,738,456	$8,399,968
(including OREO and OCO)	1.02%	1.22%	1.59%	1.88%

30-89 Days	$5,978,640	$8,570,869	$10,326,456	$13,555,858
	1.42%	1.99%	2.29%	3.04%

All percentages shown are as a percent of total loans.

Credit
2012 Allowance for Loan Losses

	Dec-12	Dec-11	Dec-10	Dec-09
Allowance for loan loss	$5,820	$5,536	$4,412	$2,287
Allowance for loan losses to total loans	1.38%	1.29%	0.98%	0.51%
Allowance for loan losses to net charge off	176.12%	153.44%	82.75%	143.66%
Net charge offs to average loans	0.78%	0.84%	1.18%	0.36%

CAPITAL
MANAGEMENT

Capital
Management
Strengthened Capital

	December 2012		December 2011		December 2010		December 2009
	Actual		Actual		Actual		Actual
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital (to risk weighted assets)	$57,589,000	15.6%	$58,841,000	14.9%	$57,119,000	11.0%	$55,674,000	10.8%

Tier 1 capital (to risk weighted assets)	52,970,000	14.4%	53,900,000	13.6%	53,342,000	10.3%	$54,680,000	10.6%

Tier 1 capital (to adjusted total assets)	52,970,000	10.0%	53,900,000	10.1%	53,342,000	8.9%	$54,680,000	9.7%

Capital
Management
Reduced Balance Sheet Risk

	Dec-12	Dec-11	Dec-10	Dec-09
Non-agency mortgage-backed securities

Amortized Cost	7,579	11,467	30,417	43,482

Fair Value	5,928	8,298	25,276	31,705

COMPLIANCE

Compliance
Compliance and Audit

*	Removal of MOU
*	Board Audit Committee Supporting The Compliance and Audit Initiatives, as Well as Providing Program Oversight
*	Effective Compliance and Audit Program Implementation
*	Hiring A Knowledgeable Compliance and Audit Team
*	Improving Internal Audit and Monitoring, Through Development of a Risk Based Three-Year Audit Plan
*	Developing Effective Lines of Communication
*	Responding to Training Needs and Developing Corrective Action Plans
*	Assessing Effectiveness of Compliance and Audit Program
*	Compliance as an Element of Employee Performance

Creating
Shareholder
Value

Creating
Shareholder
Value

Non-Interest Income Growth

*	Expand Secondary Market Lending Operation
*	Commercial Banking Introduction
*	Enhanced Depository Services

Creating
Shareholder
Value
New Product Offerings - 2013

*	Commercial Banking Services
*	Expanded Residential Mortgage Capabilities
*	New Depository Products

Creating
Shareholder
Value
Capital Deployment - 2013

*	Branch Network
*	Profitable Balance Sheet Growth
*	Board and Executive Management Continue to Review All Options

Questions